Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statements on Form F-1 of our report dated December 2, 2024 of Vision Marine Technologies Inc. relating to the audit of the consolidated financial statements for the year ended August 31, 2024 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

M&K CPAS, PLLC

The Woodlands, Texas

August 12, 2025